UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

Casa Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts		01810
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Glickman as Chief Executive Officer

On July 10, 2023, the Board of Directors (the “Board”) of Casa Systems, Inc. (the “Company”) appointed Michael Glickman as Chief Executive Officer and principal executive officer of the Company, effective as of August 1, 2023. Mr. Glickman will succeed Edward Durkin, who will cease to serve as the Company’s interim Chief Executive Officer, also effective as of August 1, 2023. Mr. Durkin will continue with the Company in his existing role as Chief Financial Officer.

Mr. Glickman, age 59, most recently served as the President of PacketFabric beginning December 2020, where he drove large strategic partnerships and innovative joint ventures, as well as led customer engagement, from sales to customer operations and support. Prior to that, Mr. Glickman held senior executive positions at Cisco from April 1999 to December 2020, including Senior Vice President for the Global Service Provider unit. Mr. Glickman’s 21-year tenure at Cisco also included leadership roles in its Cloud & Managed Services and Channels businesses worldwide. He has also held executive positions at Fujitsu Americas and Amdahl Corporation and currently serves on the board of directors at EverOps, a private company. Mr. Glickman received a Master of Business Administration in finance from the University of Illinois Urbana-Champaign.

In connection with Mr. Glickman’s appointment as Chief Executive Officer, the Company entered into an offer letter with Mr. Glickman (the “Offer Letter”), which provides for a starting annual base salary of $850,000, subject to adjustment from time to time in accordance with normal business practice and in the sole discretion of the Company. Mr. Glickman will also receive a cash sign-on bonus of $300,000, which is subject to repayment if Mr. Glickman leaves his employment with the Company prior to December 31, 2024. Commencing in 2023, Mr. Glickman will be eligible to receive an annual performance incentive bonus at a target level of 1.0 times his annual base salary, prorated for 2023 based on his date of hire. For the first twelve months of his employment, Mr. Glickman is guaranteed to receive no less than 100% of his annual performance incentive bonus, prorated for the applicable portions of 2023 following his start date and 2024 until the anniversary of his start date, and is guaranteed to receive no less than 50% of the prorated portion of his annual performance incentive bonus for the remaining portion of 2024 following the anniversary of his start date. Mr. Glickman will also be eligible to participate in the Company’s sponsored benefits provided to other Company employees, subject to the terms and conditions of such policies and programs.

The Offer Letter provides for, and the Compensation Committee (the “Compensation Committee”) of the Board has approved, an award to Mr. Glickman of 2,750,000 restricted stock units (the “RSU Award”) as an inducement material to his entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The RSU Award is effective as of and contingent upon the commencement of Mr. Glickman’s employment with the Company, and will vest in equal installments over four years starting on August 5, 2024, such that the RSU Award will be fully vested on August 5, 2027, subject to Mr. Glickman’s continued service with the Company through each such vesting date. The RSU Award shall be subject to all terms, vesting conditions and other provisions set forth in a separate restricted stock unit agreement.

Pursuant to the terms of the Offer Letter, in the event Mr. Glickman’s employment is terminated by the Company without “Cause” or if Mr. Glickman resigns for “Good Reason” (each as defined in the Severance Policy, as defined below), Mr. Glickman will be entitled to the benefits detailed in the Severance Policy.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full Offer Letter filed herewith as Exhibit 10.1 and incorporated by reference herein.

The Company and Mr. Glickman also entered into an agreement regarding certain post-termination covenants of Mr. Glickman, including non-solicitation, non-competition and non-disparagement.

In connection with his appointment, Mr. Glickman will enter into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-221658) filed with the SEC on November 17, 2017.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Glickman had or will have a direct or indirect material interest.

Executive Officer Severance and Change in Control Policy

On July 7, 2023, the Compensation Committee approved the Company’s Executive Officer Severance and Change in Control Policy (the “Severance Policy”). Pursuant to the Severance Policy, in the event the employment of any C-level or senior VP executive who reports directly to the Company’s Chief Executive Officer (each, a “Covered Employee”) is terminated by the Company or its acquirer or successor without Cause or by the Covered Employee for Good Reason (as such terms are defined therein) within three months prior to or one year after the consummation of a sale event (the “Change in Control Period”), he or she will be entitled to receive the following payments and benefits, subject to his or her execution and non-revocation of a separation agreement within 60 days following the date of such termination, including a general release of claims:

•

a lump sum in cash in an amount equal to the applicable CIC Severance Multiple times the sum of (A) the Covered Employee’s Base Salary plus (B) the Covered Employee’s Target Bonus (each as defined in the Severance Policy);

•

a lump sum in cash in an amount equal to the pro rata portion (based on the number of days the Covered Employee was employed by the Company during the calendar year in which the date of termination occurs) of the Covered Employee’s Target Bonus (as defined in the Severance Policy);

•

a lump sum in cash in an amount equal to any Prior Year Actual Bonus (as defined in the Severance Policy) to the extent earned by but not yet paid to the Covered Employee, notwithstanding any policy or rule that requires the Covered Employee be employed at the time bonuses are paid in order to be eligible to receive such bonus;

•

all time-based stock options and other stock-based awards granted to the Covered Employee will become fully exercisable and non-forfeitable and all performance-based awards will accelerate and vest, assuming achievement at target;

•

if the Covered Employee elects to continue his or her group healthcare benefits, payment of an amount equal to the monthly employer contribution the Company would have made to provide Covered Employee with health insurance if he or she had remained employed by the Company until the earlier of (i) 12 months (or 24 months in the case of the Company’s Chief Executive Officer) following the date of termination, (ii) the date that the Covered Employee becomes eligible for group medical plan benefits under any other employer’s group medical plan, or (iii) the end of the Covered Employee’s COBRA health continuation period; and

•	comprehensive outplacement services with a provider of the Covered Employee’s choosing for up to six months following the date of termination.

In addition, pursuant to the Severance Policy, in the event the employment of any Covered Employee is terminated by the Company or its acquirer or successor without Cause or by the Covered Employee for Good Reason outside of the Change in Control Period, he or she will be entitled to receive the following payments and benefits, subject to his or her execution and non-revocation of a separation agreement within 60 days following the date of such termination, including a general release of claims:

•

cash payment equal to the sum of (A) twelve months of the Covered Employee’s Base Salary plus (B) a pro rata portion (based on the number of days the Covered Employee was employed by the Company during the calendar year in which the date of termination occurs) of the Covered Employee’s Target Bonus paid in equal installments over the course of twelve (12) months in accordance with the Company’s normal payroll schedule and practices;

•	a lump sum in cash in an amount equal to any Prior Year Actual Bonus to the extent earned by but not yet paid to the Covered Employee;

•

all time-based stock options and other stock-based awards granted to the Covered Employee that would have been vested had the Covered Employee remained employed during the twelve-month period following the date of termination, shall immediately accelerate and become vested and exercisable or nonforfeitable;

•

if the Covered Employee elects to continue his or her group healthcare benefits, payment of an amount equal to the monthly employer contribution the Company would have made to provide Covered Employee with health insurance if he or she had remained employed by the Company until the earlier of (i) twelve months following the date of termination, (ii) the date that the Covered Employee becomes eligible for group medical plan benefits under any other employer’s group medical plan, or (iii) the end of the Covered Employee’s COBRA health continuation period; and

•	comprehensive outplacement services with a provider of the Covered Employee’s choosing for up to six months following the date of termination.

Upon a sale event, to the extent Section 280G of the Internal Revenue Code of 1986, as amended, is applicable, each Covered Employee who is then employed with the Company will be entitled to receive the better treatment of: (i) payment of the full amounts set forth above to which the Covered Employee is entitled or (ii) payment of such lesser amount that does not trigger excise taxes under Section 280G.

The foregoing description of the Severance Policy is a summary of the material terms of such document, does not purport to be complete and is qualified in its entirety by reference to the Severance Policy, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Resignation of Chief Accounting Officer

On July 10, 2023, Matthew Slepian, the Company’s Chief Accounting Officer and principal accounting officer, submitted notice to the Board of his resignation, effective as of August 4, 2023. Mr. Slepian is leaving the Company in order to pursue other opportunities and his decision to resign was not the result of any disagreement with the Company.

Item 7.01.	Regulation FD

On July 13, 2023, the Company issued a press release announcing the appointment of Mr. Glickman. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated July 8, 2023, by and between the Registrant and Michael Glickman

10.2	Executive Officer Severance and Change in Control Policy

99.1	Press release of Casa Systems, Inc. dated July 13, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casa Systems, Inc.

Date: July 13, 2023	By:	/s/ Edward Durkin
Edward Durkin
Interim Chief Executive Officer and Chief Financial Officer